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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Consolidated Financial Data", "Experts" and "Change in Independent Accountants" and to the use of our report dated July 30, 1999, except for Note 14, as to which the date is October 8, 1999, in the Registration Statement on Form S-1 and related Prospectus of MCK Communications, Inc. for the registration of 3,000,000 shares of its common stock.


                                                /s/  Ernst & Young LLP

Boston, Massachusetts
March 9, 2000